UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2016

MEDIA ANALYTICS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. El Camino Real, Suite 180, Mountain View CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code ________________________

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 [  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items
On February 26, 2016, our company’s board of directors, and a majority of our stockholders approved by resolution, a reverse stock split of our authorized and issued and outstanding shares of common stock on a thirty (30) old for one (1) new basis.  Upon effect of the reverse split, our authorized capital will decrease from 500,000,000 shares of common stock to 16,666,667 shares of common stock and correspondingly, our issued and outstanding shares of common stock will increase from 300,000,000 to 10,000,000 shares of common stock, all with a par value of $0.0001.
Articles of Amendment to the Articles of Incorporation to effect the reverse stock split are currently being filed with the Florida Secretary of State.
The amendments are currently being reviewed by the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA ANALYTICS CORPORATION

/s/ Michael Johnson
Michael Johnson
President and Director

Date:	Mach 21, 2016